EXHIBIT 10.9

WARRANTY DEED

The Grantor, Gary Hamish Williams, of Suite 11 - 5 East 10th Avenue, Vancouver, British Columbia for and in consideration of ten dollars ($10.00) and other good and valuable consideration, does hereby convey unto Ucluelet Exploration Corp., a Nevada corporation with offices at 2861 W. 12th St., Vancouver, BC, (the "Grantee"), all right title and interest in and to the following mineral titles:

CLAIM NAME	TENURE No.	PERCENTAGE BEING SOLD
Ucluelet 1	399111	100%
Ucluelet 2	399112	100%
Ucluelet 3	399113	100%
Ucluelet 4	399114	100%
Ucluelet 5	399115	100%
Ucluelet 6	399116	100%
Ucluelet 7	399117	100%
Ucluelet 8	399117	100%

The Grantor, warrants that he holds title to the above and foregoing claims, free and clear of all claim and encumbrances, and agrees to defend said claims against any and all claims by third parties.

In witness whereof Gary Hamish Williams has executed this warranty deed this 3rd day of January 3, 2003.

/s/ Gary Hamish Williams
__________________________________
Gary Hamish Williams

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

I do hereby certify that on this 3rd day of January, 2003, personally appeared before me, Gary Hamish Williams, who is personally known to me and who is the individual described in and who executed the within 'instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes herein mentioned.

Given under my hand and seal this 3rd day of January 3, 2003.

/s/ Andrew Stewart
Notary Public